UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2010 (November 1, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2010 (the “Effective Date”), GRT Pearlridge, LLC (“GRT”), an affiliate of Glimcher Realty Trust (the “Registrant”), completed its previously announced joint venture acquisition of Pearlridge Center, a regional shopping mall located in Hawaii (the "Center").  The purchase price for the Center was approximately Two Hundred Forty-Five Million Dollars ($245,000,000).  The joint venture is 80% owned by an affiliate of The Blackstone Group® ("Blackstone") with the remaining twenty percent (20%) interest owned by GRT. On the Effective Date and in connection with completing the acquisition of the Center, an affiliate of the joint venture operating company (the “Company”) entered into a One Hundred Seventy-Five Million Dollar ($175,000,000) mortgage loan (the “Loan”) with Morgan Stanley Mortgage Capital Holdings, LLC (the “Lender”). GRT’s pro-rata share of the Loan obligation is approximately Thirty-Five Million Dollars ($35,000,000).  The Loan proceeds were used to fund a portion of the Center’s purchase price. GRT and the Blackstone affiliate provided the remaining funds for the Center’s purchase price and related closing costs on a pro-rata basis with GRT’s portion equaling approximately Fifteen Million Dollars ($15,000,000) which was funded through available capacity under the Registrant’s corporate credit facility.  The material terms of the Loan are discussed below.

The Loan has a five year term and matures on November 1, 2015. The Loan has a fixed interest rate of 4.6% per annum and is a non-recourse financial obligation.  The Company shall make monthly interest only payments on the Loan until the third anniversary of the Effective Date on and after which time the Company shall make monthly payments of principal and interest until the maturity date.  Except under certain circumstances, the Company is not permitted to make any prepayments on the Loan’s outstanding principal amount.  All outstanding principal and accrued interest shall be due and payable at the maturity date. The Lender may accelerate repayment of all outstanding amounts owed by the Company if a default occurs and remains uncured.  The Loan is evidenced by a loan agreement, three promissory notes, and secured by a first priority mortgage and assignment of leases and rents on the Center.  The loan agreement contains such other terms, conditions, representations, and warranties that are customary and typical for commercial mortgage loans of this nature.

A copy of the press release announcing the transaction described above is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1         Press Release of Glimcher Realty Trust, dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: November 4, 2010	/s/ Mark E. Yale Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer

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